Credit Suisse Global Post-Venture Capital Fund
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2004


Portfolio:			Credit Suisse Global Post-Venture Capital Fund


Security:			Tessera Technologies


Date Purchased:			11/12/2003


Price Per Share:		$12.45


Shares Purchased
by the Portfolio *:		4,300


Total Principal Purchased
by the Portfolio *:		$53,535


% of Offering Purchased
by the Portfolio:		.0573%


Broker:				Lehman Brothers


Member:				CS First Boston


Portfolio:			Credit Suisse Global Post-Venture Capital Fund


Security:			NPTest Holding Corp.


Date Purchased:			12/11/2003


Price Per Share:		$11.496


Shares Purchased
by the Portfolio *:		141,700


Total Principal Purchased
by the Portfolio *:		$1,628,983.20


% of Offering Purchased
by the Portfolio:		.9705%


Broker:				Salomon Smith


Member:				CS First Boston


Portfolio:			Credit Suisse Global Post-Venture Capital Fund


Security:			Corgentech Inc.


Date Purchased:			2/11/2004


Price Per Share:		$15.32


Shares Purchased
by the Portfolio *:		6,500


Total Principal Purchased
by the Portfolio *:		$99,580.00


% of Offering Purchased
by the Portfolio:		.1300%


Broker:				Lehman Brothers


Member:				CS First Boston


Portfolio:			Credit Suisse Global Post-Venture Capital Fund


Security:			Kinetic Concepts Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		9,500


Total Principal Purchased
by the Portfolio *:		$274,740.00


% of Offering Purchased
by the Portfolio:		.0679%


Broker:				Merrill Lynch


Member:				CS First Boston